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                                                                    EXHIBIT 15.1


[COOPERS & LYBRAND LETTERHEAD]

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


     Re:  PHP Healthcare Corporation
          Registration on Form S-3

We are aware that our report dated November 29, 1995 on our review of interim financial information of PHP Healthcare Corporation and consolidated subsidiaries as of October 31, 1995 and for the three-month and six-month periods then ended and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this prospectus and registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the prospectus and registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.



Washington, D.C.
February 16, 1996